                                                                     EXHIBIT 8.1

                          [ANDREWS & KURTH LETTERHEAD]

                               September 24, 1999





Friede Goldman International Inc.
523 East Capitol Street, 7th Floor
Jackson, Mississippi 39201

                                  TAX OPINION

Ladies and Gentlemen:

          We have acted as counsel for Friede Goldman International Inc., a Mississippi corporation ("Friede Goldman"), in connection with the Agreement and Plan of Merger, dated as of June 1, 1999 as amended September 14, 1999 (the "Merger Agreement"), by and between Friede Goldman and Halter Marine Group, Inc., a Delaware corporation ("Halter Marine"), pursuant to which Halter Marine will be merged with and into Friede Goldman.

          At your request, in connection with the filing of the Registration Statement, we are rendering our opinion concerning certain federal income tax consequences of the Merger. In connection with rendering our opinion, we have reviewed the Merger Agreement, including the Exhibits thereto, the Proxy Statement/Prospectus constituting part of the Registration Statement on Form S-4 filed with the Securities and Exchange Commission on the date hereof, and such other documents and corporate records as we have deemed necessary or appropriate as a basis therefor. We have assumed that the representations and warranties contained in the Merger Agreement were true, correct and complete when made and will continue to be true, correct and complete through the Effective Time, and that the parties have complied with and, if applicable, will continue to comply with the covenants contained in the Merger Agreement. We also have assumed that statements as to factual matters contained in the Proxy Statement/Prospectus are true, correct and complete, and will continue to be true, correct and complete through the Effective Time. Finally, we have assumed that the representations and covenants to be made by Halter Marine and by Friede Goldman contained in tax certificates substantially in the form of Appendices A and B attached hereto will be provided to us at the Effective Time, and we have assumed that such representations will be true, correct and complete through the Effective Time and that such covenants will be complied with in all material respects.

          All statements of legal conclusions attributable to us in the discussion under the caption "Material U.S. Federal Income Tax Consequences" in the Proxy Statement/Prospectus included in the Registration Statement on Form S-4 of Friede Goldman filed in respect of the transactions contemplated in the Merger Agreement are our opinion with respect to the matters set forth therein.

                                EX 8.1 - Page 1
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          We hereby consent to the references to our firm and this opinion contained in the joint proxy statement/prospectus included in the Registration Statement. We will deliver to Friede Goldman, at the Effective Time of the Merger, the opinion required by Section 7.02(c) of the Merger Agreement.


                                     Very truly yours,


                                     /s/ ANDREWS & KURTH L.L.P.



1216:1117

                                EX 8.1 - Page 2
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                                                                      APPENDIX A

                       FRIEDE GOLDMAN INTERNATIONAL INC.
                      523 EAST CAPITOL STREET, 7TH FLOOR
                          JACKSON, MISSISSIPPI 39201


                                    [DATE]


Andrews & Kurth L.L.P.
600 Travis
Suite 4200
Houston, Texas 77002

Shearman & Sterling
599 Lexington Avenue
New York, NY 10022

Ladies and Gentlemen:

          In connection with the opinions to be delivered pursuant to Sections 7.02(c) and 7.03(d) of the Agreement and Plan of Merger (the "Merger Agreement"), dated June 1, 1999 as amended September 14, 1999, by and between Halter Marine Group, Inc., a Delaware corporation ("Halter Marine"), and Friede Goldman International Inc., a Mississippi corporation ("Friede Goldman"), with respect to the merger of Halter Marine with and into Friede Goldman (the "Merger"), the undersigned officer of Friede Goldman does hereby make the following certification and representations on behalf of Friede Goldman as of the date hereof. Terms not otherwise defined herein shall have the meanings ascribed to them in the Merger Agreement or Proxy Statement/Prospectus of Friede Goldman, Registration No. 333-________.

          1.  I certify to you that I am the ________________________________
     of Friede Goldman. I am familiar with the transactions contemplated by, and the terms and provisions of, the Merger Agreement, I have personal knowledge of the matters covered by the representations made herein, and I am authorized to make these representations on behalf of Friede Goldman.

          2. The fair market value of the Friede Goldman Common Stock and cash in lieu of fractional shares of Friede Goldman Common Stock, if any, received by each Halter Marine stockholder in the Merger will be approximately equal to the fair market value of the Halter Marine Common Stock surrendered in the exchange.

                                EX 8.1 - Page 3
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          3.  Except for fractional share interests, Friede Goldman has no plan or intention to redeem or reacquire, or cause any person related to Friede Goldman to acquire, any of the shares of Friede Goldman Common Stock issued in the Merger. To the best of the knowledge of the management of Friede Goldman, no person related to Friede Goldman and no person acting as an intermediary for Friede Goldman or such a related person has a plan or intention to acquire any of the Friede Goldman Common Stock issued in the Merger. For purposes of this representation, and the following representations, a person is related to Friede Goldman if such person and Friede Goldman would be treated as related persons within the meaning of Treasury Regulation Section 1.368-1(e)(3), (4) and (5).

          4. Friede Goldman has no plan or intention to sell or otherwise dispose of any of the assets of Halter Marine acquired in the Merger, except for dispositions made in the ordinary course of business or transfers described in Treasury Regulations Section 1.368-2(k)(1).

          5. Following the Merger, Friede Goldman will continue the historic business of Halter Marine or use a significant portion of Halter Marine's historic business assets in a business within the meaning of Treasury Regulation Section 1.368-1(d). For purposes of this representation, Friede Goldman will be deemed to satisfy this requirement if (a) the members of Friede Goldman's qualified group (as defined in Treasury Regulation Section 1.368-1(d)(4)(ii)), in the aggregate, continue the historic business of Halter Marine or use a significant portion of Halter Marine's historic business assets in a business, or (b) the foregoing activities are undertaken by a partnership in which (i) the members of Friede Goldman's qualified group, in the aggregate, own at least a 33 1/3 percent capital and/or profits interest, or (ii) one or more members of the qualified group has active and substantial management functions as a partner with respect to the partnership business and the members of the qualified group, in the aggregate, own at least a 20 percent capital and/or profits interest in the partnership.

          6. Friede Goldman, Halter Marine and the Halter Marine stockholders will pay their respective expenses, if any, incurred in connection with the Merger.

          7. There is no intercorporate indebtedness existing between Friede Goldman and Halter Marine that was issued, acquired or will be settled at a discount.

          8. Friede Goldman is not an investment company as defined in Section 368(a)(2)(F)(iii) and (iv) of the Code.

          9. The fair market value of the assets of Halter Marine transferred to Friede Goldman will equal or exceed the sum of the liabilities assumed by Friede Goldman plus the amount of liabilities, if any, to which the transferred assets are subject.

                                EX 8.1 - Page 4
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          10.  Except for the payment of cash in lieu of issuing fractional shares of Friede Goldman Common Stock, neither Friede Goldman nor a person related to Friede Goldman will, in connection with the Merger, acquire Halter Marine Common Stock with consideration other than Friede Goldman Common Stock. For purposes of this representation, Halter Marine Common Stock redeemed for cash or other property furnished by Friede Goldman will be considered as acquired by Friede Goldman. Further, no liabilities of Halter Marine stockholders will be assumed by Friede Goldman, nor will any Halter Marine Common Stock be subject to any liabilities.

          11. The payment of cash in lieu of issuing fractional shares of Friede Goldman Common Stock is solely for the purpose of avoiding the expense and inconvenience to Friede Goldman of issuing fractional shares and does not represent separately bargained-for consideration. The total cash consideration that will be paid in the Merger to Halter Marine stockholders instead of issuing fractional shares of Friede Goldman Common Stock will not exceed one percent of the total consideration that will be issued in the Merger to Halter Marine stockholders in exchange for their shares of Halter Marine Common Stock. The fractional share interests of each Halter Marine stockholder will be aggregated and no Halter Marine stockholder will receive cash in an amount equal to or greater than the value of one full share of Friede Goldman Common Stock.

          12. None of the compensation received by any stockholder-employees of Halter Marine will be separate consideration for, or allocable to, any of their shares of Halter Marine Common Stock to be surrendered in the Merger. None of the shares of Friede Goldman Common Stock to be received by any stockholder-employee will be separate consideration for, or allocable to, any employment agreement, and the compensation paid to any stockholder-employee will be for services actually rendered and will be commensurate with amounts paid to third parties bargaining at arm's length for similar services.

          I understand, and Friede Goldman understands, that Andrews & Kurth L.L.P. and Shearman & Sterling will rely on these representations and assume them to be accurate as of the Effective Time, without further inquiry on their part, in rendering their opinions with respect to the Merger and that the inaccuracy of any of these representations may negatively affect those opinions, and I hereby commit to inform them if, for any reason, any of the foregoing representations ceases to be true at or prior to the Effective Time.

                                         Very truly yours,

                                         Friede Goldman International Inc.

                                         By: ______________________________
                                         Name: ____________________________
                                         Title: ___________________________

                                EX 8.1 - Page 5
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                                                                      APPENDIX B

                           HALTER MARINE GROUP, INC.
                         13085 INDUSTRIAL SEAWAY ROAD
                          GULFPORT, MISSISSIPPI 39503


                                    [DATE]


Andrews & Kurth L.L.P.
600 Travis
Suite 4200
Houston, Texas 77002

Shearman & Sterling
599 Lexington Avenue
New York, NY 10022

Ladies and Gentlemen:

          In connection with the opinions to be delivered pursuant to Sections 7.02(c) and 7.03(d) of the Agreement and Plan of Merger (the "Merger Agreement"), dated June 1, 1999 as amended September 14, 1999, by and between Halter Marine Group, Inc., a Delaware corporation ("Halter Marine"), and Friede Goldman International Inc., a Mississippi corporation ("Friede Goldman"), with respect to the merger of Halter Marine with and into Friede Goldman (the "Merger"), the undersigned officer of Halter Marine does hereby make the following certification and representations on behalf of Halter Marine as of the date hereof. Terms not otherwise defined herein shall have the meanings ascribed to them in the Merger Agreement or Proxy Statement/Prospectus of Friede Goldman, Registration No. 333-________.

          1.  I certify to you that I am the ________________________________
     of Halter Marine. I am familiar with the transactions contemplated by, and the terms and provisions of, the Merger Agreement, I have personal knowledge of the matters covered by the following representations, and I am authorized to make the following representations on behalf of Halter Marine.

          2. The fair market value of the Friede Goldman Common Stock and cash in lieu of fractional shares of Friede Goldman Common Stock, if any, received by each Halter Marine stockholder in the Merger will be approximately equal to the fair market value of the Halter Marine Common Stock surrendered in the exchange.

                                EX 8.1 - Page 6
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          3.  Prior to and in connection with the Merger, (i) none of the Halter
     Marine Common Stock will be redeemed, (ii) no extraordinary distribution will be made with respect to Halter Marine Common Stock, and (iii) none of the Halter Marine Common Stock will be acquired by a person related (within the meaning of Treasury Regulations Section 1.368-1(e)(3), (4) and (5)) to Halter Marine.

          4. The liabilities of Halter Marine assumed by Friede Goldman and the liabilities to which the transferred assets of Halter Marine are subject were incurred by Halter Marine in the ordinary course of its business.

          5. Friede Goldman, Halter Marine and the Halter Marine stockholders will pay their respective expenses, if any, incurred in connection with the Merger.

          6. There is no intercorporate indebtedness existing between Friede Goldman and Halter Marine that was issued, acquired or will be settled at a discount.

          7. Halter Marine is not an investment company as defined in Section 368(a)(2)(F)(iii) and (iv) of the Code.

          8. Halter Marine is not under the jurisdiction of a court in a Title 11 case or similar case within the meaning of Section 368(a)(3)(A) of the Code.

          9. The fair market value of the assets of Halter Marine transferred to Friede Goldman will equal or exceed the sum of the liabilities assumed by Friede Goldman plus the amount of liabilities, if any, to which the transferred assets are subject.

          10. The payment of cash in lieu of issuing fractional shares of Friede Goldman Common Stock is solely for the purpose of avoiding the expense and inconvenience to Friede Goldman of issuing fractional shares and does not represent separately bargained-for consideration. The total cash consideration that will be paid in the Merger to Halter Marine stockholders instead of issuing fractional shares of Friede Goldman Common Stock will not exceed one percent of the total consideration that will be issued in the Merger to Halter Marine stockholders in exchange for their shares of Halter Marine Common Stock. The fractional share interests of each Halter Marine stockholder will be aggregated and no Halter Marine stockholder will receive cash in an amount equal to or greater than the value of one full share of Friede Goldman Common Stock.

          11. None of the compensation received by any stockholder-employees of Halter Marine will be separate consideration for, or allocable to, any of their shares of Halter Marine Common Stock to be surrendered in the Merger. None of the shares of

                                EX 8.1 - Page 7
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     Friede Goldman Common Stock to be received by any stockholder-employee will be separate consideration for, or allocable to, any employment agreements, and the compensation paid to any stockholder-employee will be for services actually rendered and will be commensurate with amounts paid to third parties bargaining at arm's length for similar services.

          I understand, and Halter Marine understands, that Andrews & Kurth L.L.P. and Shearman & Sterling will rely on these representations and assume them to be accurate as of the Effective Time, without further inquiry on their part, in rendering their opinions with respect to the Merger and that the inaccuracy of any of these representations may negatively affect those opinions, and I hereby commit to inform them if, for any reason, any of the foregoing representations ceases to be true at or prior to the Effective Time.

                                    Very truly yours,

                                    Halter Marine Group, Inc.


                                    By: _______________________________
                                    Name: _____________________________
                                    Title: ____________________________

                                EX 8.1 - Page 8